UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	000-6910	76-6004064
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6599

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

On January 21, 2016, the Registrant issued a press release (the “Press Release”) announcing that there will be no trust distribution for the fourth quarter of 2015 for unitholders of record on December 31, 2015.  The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information included in the Press Release attached as Exhibit 99.1 announcing that there will be no distribution and relating to the results of the royalty properties is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 8.01 Other Events.

The Press Release issued by the Registrant on January 21, 2016 included an update relating to the previously announced probate proceeding initiated by the trustees of the Registrant including information relating to the trial held on January 15, 2016. At the trial, the court entered a final judgment permitting the Trustees to direct the TEL Offshore Trust Partnership (the “Partnership”) to sell the remaining royalty interest held by the Partnership.  The court further ordered the Trustees to direct the Partnership to sell such remaining royalty interest through a sale to be conducted by EnergyNet.com Inc. on or before May 1, 2016.  The information concerning the probate proceeding contained in the Press Release attached to this Current Report as Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 99.1                              TEL Offshore Trust’s Press Release dated January 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

	By:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Date: January 21, 2016	By:	/s/ Michael J. Ulrich
Michael J. Ulrich
Vice President and Trust Officer

EXHIBIT INDEX

Exhibit	Description

99.1	TEL Offshore Trust’s Press Release dated January 21, 2016.